Exhibit 4.33
Certain information have been excluded from this exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential. The excluded information is indicated by brackets containing asterisks ("[***]"). The registrant will furnish supplementally a copy of any excluded information or schedule to the Securities and Exchange Commission upon request.
AMENDMENT AGREEMENT

This Amendment Agreement (the “Amendment”) is made and entered into as of September 5, 2025 by and between Prenetics Global Limited (the “Company”) and MZHCI, LLC (the
"Consultant").

RECITALS

WHEREAS, the Company and the Consultant are parties to that certain Investor Relations Consulting Agreement, dated August 12, 2025 (the “Consulting Agreement”);

WHEREAS, the Company and the Consultant wish to amend the Performance-Based Bonuses clause under the Section III “Compensation” of the Consulting Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1. Amendment to the Performance Based Bonuses Clause

The first paragraph of the Performance-Based Bonuses clause under Section III
“Compensation” in the Consulting Agreement is hereby amended and restated in its entirety as follows:

“The Company will issue [***] restricted Ordinary Class A shares (“Shares”) to the Consultant as soon as practicable. The Company shall issue the Shares to the Consultant in accordance with the terms set out in the share subscription agreement executed by the parties. The Shares would be subject to a six month of transfer restriction immediately upon issuance of the Shares. Such transfer restriction shall expire by a lapse of time.

The other paragraphs of the Performance-Based Bonuses clause under Section III
“Compensation” in the Consulting Agreement shall remain.

2. Effect of Amendment

Except as expressly amended hereby, all other terms and provisions of the Consulting Agreement shall remain in full force and effect.

3. Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the State of California, USA.

4. Entire Agreement

This Amendment, together with the Consulting Agreement, constitutes the entire understanding between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

Prenetics Global Limited

By: ___________________________
Name: Danny Yeung
Title: Chief Executive Officer

MZHCI, LLC

By: ___________________________
Name: [***]
Title: Chief Executive Officer